Exhibit 99

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A common stock, $0.00001 par value per share of Coinbase Global, Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of May 15, 2025

G1 EXECUTION SERVICES, LLC

By: /s/ Brian Sopinsky

Name: Brian Sopinsky

Title: Secretary

SIG BROKERAGE, LP

By: /s/ Brian Sopinsky

Name: Brian Sopinsky

Title: Assistant Secretary

SUSQUEHANNA INVESTMENT GROUP

By: /s/ Brian Sopinsky

Name: Brian Sopinsky

Title: General Counsel

SUSQUEHANNA SECURITIES, LLC

By: /s/ Brian Sopinsky

Name: Brian Sopinsky

Title: Secretary